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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus on Form S-4 of JAKKS Pacific, Inc. of our report dated February 11, 2002, except note 21 for which the date is March 11, 2002, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 and to the incorporation by reference of our report in any registration statement relating to the securities to which this Joint Proxy Statement/Prospectus relates under the Securities Act of 1933, as amended. We also hereby consent to the reference to our firm as "Experts" in the Joint Proxy Statement/Prospectus.



                                   /s/  PKF
                                   ------------------------------------------
                                   PKF
                                           Certified Public Accountants
                                            A Professional Corporation

Los Angeles, California
August 7, 2002